Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002
CERTIFICATION

In connection with the Quarterly Report of Titan Computer Services, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Vincent, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David Vincent
David Vincent
Chief Executive Officer and Director

November 20, 2017